CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Anteon International Corporation (the "Company") Quarterly Report on Form 10-Q, as of and for the three and six months ended June 30, 200, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Joseph M. Kampf, President and Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1). The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2). The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date:                                             By:
     -----------------                                 ------------------------
                                                       Joseph M. Kampf
                                                       President and
                                                       Chief Executive Officer